Third Point Re Announces First Quarter 2020 Earnings Results

Net loss of $183.6 million, or $1.99 per diluted common share, for the first quarter of 2020
Combined ratio of 97.0% for the first quarter of 2020
HAMILTON, Bermuda, May 7, 2020, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its first quarter ended March 31, 2020.
Earnings Summary
Third Point Re reported a net loss attributable to common shareholders of $183.6 million, or $1.99 per diluted common share, for the three months ended March 31, 2020, compared to net income available to common shareholders of $132.9 million, or $1.43 per diluted common share, for the three months ended March 31, 2019.

“Our thoughts and sympathies are with those affected by the health, social, and economic impacts of the ongoing COVID-19 pandemic. Despite the overall loss in the quarter, our capital and liquidity positions remain strong and I would like to commend the efforts of our team, working remotely, who helped produce a combined ratio of 97.0% for the quarter. This improved underwriting result is a significant milestone in the ongoing transformation of the company to a specialty reinsurer,” commented Dan Malloy, Chief Executive Officer. “Our diluted book value per share at the end of the quarter was $13.05, representing a 13.2% decrease from year end. The decrease was primarily due to a first quarter investment return of negative 7.3% reflecting the market volatility caused by COVID-19. The investment portfolio has already partially recovered some of this loss with a positive 3.5% investment return for April. With our strong capital position, we believe we are well positioned to continue our prudent underwriting and investment strategies.”
Additional Information on Financial Results
The following table shows certain key financial metrics for the three months ended March 31, 2020 and 2019:

	2020	2019
	($ in millions, except for per share data and ratios)
Gross premiums written	$204.1	$319.6
Net premiums earned	$146.3	$153.1
Net underwriting income (loss) (1)	$4.4	$(5.7)
Combined ratio (1)	97.0%	103.8%
Net investment return on investments managed by Third Point LLC	(7.3)%	7.2%
Net investment income (loss)	$(185.0)	$155.0
Net income (loss) available to Third Point Re common shareholders	$(183.6)	$132.9
Diluted earnings (loss) per share available to Third Point Re common shareholders	$(1.99)	$1.43
Change in diluted book value per share (2)	(13.2)%	9.8%
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders (2)	(13.0)%	11.0%
Net investments managed by Third Point LLC (3)	$2,375.0	$2,590.1

(1)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(2)
Change in diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders are non-GAAP financial measures. There are no comparable GAAP measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders.

(3)	Prior year comparatives represent amounts as of December 31, 2019.
Property and Casualty Reinsurance Segment
Gross premiums written
Gross premiums written decreased by $115.5 million, or 36.1%, to $204.1 million for the three months ended March 31, 2020 from $319.6 million for the three months ended March 31, 2019. The decrease in gross premiums written was primarily due to certain contracts that we did not renew, including one multi-line contract for $103.2 million which no longer fit our underwriting criteria as part of our shift in underwriting strategy to improve underwriting margins. This decrease was partially offset by new contracts bound in the current year period, including new property catastrophe and specialty contracts in line with our changing underwriting strategy.

Net underwriting results
The improvement in the net underwriting results for the three months ended March 31, 2020 was primarily due to this shift in business mix but, was negatively impacted in the quarter from the global outbreak of the COVID-19 pandemic.
The COVID-19 outbreak is causing unprecedented social disruption, global economic volatility, reduced liquidity of capital markets and intervention by various governments around the world. For the three months ended March 31, 2020, we recognized net losses of $9.5 million, net of additional premiums, or 6.5 percentage points on the combined ratio, relating to COVID-19. These losses were driven primarily by contingency exposures (event cancellation) as well as certain casualty and multi-line quota share contracts.
There are significant uncertainties surrounding the ultimate amount of claims and scope of damage resulting from this pandemic. Our estimate is based on currently available information derived from information provided by cedents. These estimates include losses only related to our estimate of claims incurred as of March 31, 2020.
For the three months ended March 31, 2020 and 2019, we recorded improvement in the net underwriting results of $2.2 million and $0.3 million, respectively, related to favorable development of prior years’ loss reserves net of the related impact of acquisition costs.
Investments
The following is a summary of our total net investments managed by Third Point LLC as of March 31, 2020 and December 31, 2019:

	March 31, 2020	December 31, 2019
	($ in thousands)
TP Fund	$659,815	$860,630
Collateral assets (1)	1,099,411	1,141,154
Other investment assets (2)	615,766	588,343
Total net investments managed by Third Point LLC	$2,374,992	$2,590,127

(1)	Collateral assets primarily consist of fixed income securities such as U.S. Treasuries, money markets funds, and sovereign debt.

(2)
Other investment assets primarily consist of U.S Treasuries, structured and corporate credit fixed income securities such as corporate bonds, asset-backed securities and bank debt as well as interest rate hedges in the form of short positions on U.S. Treasuries.

The following is a summary of the net investment return for our total net investments managed by Third Point LLC for the three months ended March 31, 2020 and 2019:

	March 31, 2020	March 31, 2019
TP Fund	(23.3)%	11.3%
Collateral and other investments	0.9%	0.9%
Net investment return on investments managed by Third Point LLC (1)	(7.3)%	7.2%

(1)	Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.
The following is a summary of the net investment income (loss) for our total net investments managed by Third Point LLC for the three months ended March 31, 2020 and 2019:

	2020	2019
	($ in thousands)
TP Fund	$(200,815)	$146,991
Collateral and other investments (1)	15,422	7,734
Net investment income (loss) on investments managed by Third Point LLC (2)	$(185,393)	$154,725

(1)
Includes foreign exchange gains (losses) of $(10.2) million and $3.2 million in the three months ended March 31, 2020 and 2019, respectively, resulting from the revaluation of foreign currency reinsurance collateral held in trust accounts. Non-U.S. dollar reinsurance assets, or balances held in trust accounts securing reinsurance liabilities generally offset reinsurance liabilities in the same non-U.S. dollar currencies resulting in minimal net exposure. As a result, the foreign exchange gains (losses) from the revaluation of foreign currency reinsurance collateral held in trust accounts are offset by corresponding foreign exchange gains (losses) from the revaluation of foreign currency loss and loss adjustment expense reserves.

(2)	Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.

The following is a summary of the net investment return by investment strategy on total net investments managed by Third Point LLC for the three months ended March 31, 2020 and 2019:

	2020			2019
	Long	Short	Net	Long	Short	Net
Equity	(11.2)%	4.4%	(6.8)%	8.4%	(2.4)%	6.0%
Credit	0.1%	(0.1)%	—%	0.9%	(0.3)%	0.6%
Other	(0.3)%	(0.2)%	(0.5)%	0.7%	(0.1)%	0.6%
Net investment return on investments managed by Third Point LLC	(11.4)%	4.1%	(7.3)%	10.0%	(2.8)%	7.2%

The first quarter of 2020 presented one of the most challenging investing environments since the financial crisis.  As the COVID-19 pandemic unfolded, our investment portfolio was susceptible to the sharp market decline due to its concentrated portfolio with elevated equity exposures. Shortly after the sell-off began, Third Point LLC repositioned its portfolio by reducing net equity exposures, primarily by adding hedges. We reassessed our equity portfolio for a COVID-19 scenario and most long equity positions were maintained. In addition, Third Point LLC initiated several new equity positions in companies that they believe will benefit from changes in behavior due to widespread government stay-at-home orders. Third Point LLC also meaningfully shifted investments to structured and corporate credit securities, including the purchase of credit positions outside of TP Fund, as they believed greater opportunity existed within these asset classes relative to equities.

For the three months ended March 31, 2020, losses from the long equity portfolio drove negative returns for the quarter. The fundamental and event strategies within the long equity portfolio suffered from COVID-19 driven detraction, while, the activist portfolio and its position-specific hedges defended well amidst the volatility. The private portfolio also detracted from overall fund returns for the quarter. Within credit, gains from structured credit were partially offset by unrealized losses in corporate credit. The new opportunistic credit purchases made outside of TP Fund also benefited the overall credit returns.
Conference Call Details
The Company will hold a conference call to discuss its first quarter 2020 results at 8:30 a.m. Eastern Time on May 8, 2020. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under the “Investors” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. first quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13701397. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on May 15, 2020.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: results of operations fluctuate and may not be indicative of our prospects; a pandemic or other catastrophic event, including the recent outbreak of COVID-19, may adversely impact our financial condition or results of operations; more established competitors; losses exceeding reserves; highly cyclical property and casualty reinsurance industry; losses from catastrophe exposure; downgrade, withdrawal of ratings or change in rating outlook by rating agencies; significant decrease in our capital or surplus; dependence on key executives; inability to service our indebtedness; limited cash flow and liquidity due to our indebtedness; inability to raise necessary funds to pay principal or interest on debt; potential lack of availability of capital in the future; credit risk associated with the use of reinsurance brokers; future strategic transactions such as acquisitions, dispositions, mergers or joint ventures; technology breaches or failures, including cyber-attacks; lack of control over Third Point Enhanced LP (“TP Fund”); lack of control over the allocation and performance of TP Fund’s investment portfolio; dependence on Third Point LLC to implement TP Fund’s investment strategy; limited ability to withdraw our capital accounts from TP Fund; decline in revenue due to poor performance of TP Fund’s investment portfolio; TP Fund’s investment strategy involves risks that are greater than those faced by competitors; termination by Third Point LLC of our or TP Fund’s investment management agreements; potential conflicts of interest with Third Point LLC; losses resulting from significant investment positions; credit risk associated with the default on obligations of counterparties; ineffective investment risk management systems; fluctuations in the market value of TP Fund’s investment portfolio; trading restrictions being placed on TP Fund’s investments; limited termination provisions in our investment management agreements; limited liquidity and lack of valuation data on certain TP Fund’s investments; fluctuations in market value of our fixed-income securities; U.S. and global economic downturns; specific characteristics of investments in mortgage-backed securities and other asset-backed securities, in securities of issues based outside the U.S., and in special situation or distressed companies; loss of key employees at Third Point LLC; Third Point LLC’s compensation arrangements may incentivize investments that are risky or speculative; increased regulation or scrutiny of alternative investment advisers affecting our reputation; suspension or revocation of our reinsurance licenses; potentially being deemed an investment company under U.S. federal securities law; failure of reinsurance subsidiaries to meet minimum capital and surplus requirements; changes in Bermuda or other law and regulation that may have an adverse impact on our operations; Third Point Re and/or Third Point Re BDA potentially becoming subject to U.S. federal income taxation; potential characterization of Third Point Re and/or Third Point Re BDA as a passive foreign investment company; subjection of our affiliates to the base erosion and anti-abuse tax; potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; and other risks and factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic and diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Re BDA and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), writes property and casualty reinsurance business. Third Point Re BDA and Third Point Re USA each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Christopher S. Coleman - Chief Financial Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2020 and December 31, 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	(Unaudited)	(Audited)
	March 31, 2020	December 31, 2019
Assets
Investment in related party investment fund, at fair value (cost - $891,850; 2019 - $891,850)	$659,815	$860,630
Debt securities, trading, at fair value (cost - $347,926; 2019 - $129,330)	363,121	125,071
Other investments, at fair value	4,000	4,000
Total investments	1,026,936	989,701
Cash and cash equivalents	445,776	639,415
Restricted cash and cash equivalents	975,109	1,014,543
Due from brokers	57,929	—
Interest and dividends receivable	3,732	2,178
Reinsurance balances receivable, net	622,883	596,120
Deferred acquisition costs, net	168,505	154,717
Unearned premiums ceded	13,411	16,945
Loss and loss adjustment expenses recoverable, net	6,865	5,520
Other assets	21,388	20,555
Total assets	$3,342,534	$3,439,694
Liabilities
Accounts payable and accrued expenses	$8,868	$17,816
Reinsurance balances payable	78,323	81,941
Deposit liabilities	170,402	172,259
Unearned premium reserves	579,315	524,768
Loss and loss adjustment expense reserves	1,107,911	1,111,692
Securities sold, not yet purchased, at fair value	47,427	—
Due to brokers	3,150	—
Interest and dividends payable	1,304	3,055
Senior notes payable, net of deferred costs	114,133	114,089
Total liabilities	2,110,833	2,025,620
Commitments and contingent liabilities
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (issued and outstanding: 94,881,229; 2019 - 94,225,498)	9,488	9,423
Additional paid-in capital	928,903	927,704
Retained earnings	293,310	476,947
Shareholders’ equity attributable to Third Point Re common shareholders	1,231,701	1,414,074
Total liabilities and shareholders’ equity	$3,342,534	$3,439,694

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three months ended March 31, 2020 and 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2020	2019
Revenues
Gross premiums written	$204,131	$319,591
Gross premiums ceded	265	(712)
Net premiums written	204,396	318,879
Change in net unearned premium reserves	(58,081)	(165,829)
Net premiums earned	146,315	153,050
Net investment income (loss) from investment in related party investment fund	(200,815)	146,991
Other net investment income	15,788	7,962
Net investment income (loss)	(185,027)	154,953
Total revenues	(38,712)	308,003
Expenses
Loss and loss adjustment expenses incurred, net	87,786	95,068
Acquisition costs, net	49,253	57,498
General and administrative expenses	10,159	12,132
Other expenses	3,477	4,125
Interest expense	2,048	2,029
Foreign exchange (gains) losses	(8,217)	2,518
Total expenses	144,506	173,370
Income (loss) before income tax expense	(183,218)	134,633
Income tax expense	(419)	(1,718)
Net income (loss) available to Third Point Re common shareholders	$(183,637)	$132,915
Earnings (loss) per share available to Third Point Re common shareholders
Basic earnings (loss) per share available to Third Point Re common shareholders	$(1.99)	$1.45
Diluted earnings (loss) per share available to Third Point Re common shareholders	$(1.99)	$1.43
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	92,191,837	91,669,810
Diluted	92,191,837	92,578,933

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended March 31, 2020		Three months ended March 31, 2019
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$204,131	$204,131	$319,591	$319,591
Gross premiums ceded	265	265	(712)	(712)
Net premiums written	204,396	204,396	318,879	318,879
Change in net unearned premium reserves	(58,081)	(58,081)	(165,829)	(165,829)
Net premiums earned	146,315	146,315	153,050	153,050
Expenses
Loss and loss adjustment expenses incurred, net	87,786	87,786	95,068	95,068
Acquisition costs, net	49,253	49,253	57,498	57,498
General and administrative expenses	4,880	4,880	6,224	6,224
Total expenses	141,919	141,919	158,790	158,790
Net underwriting income (loss)	$4,396	4,396	$(5,740)	(5,740)
Net investment income (loss)		(185,027)		154,953
Corporate expenses		(5,279)		(5,908)
Other expenses		(3,477)		(4,125)
Interest expense		(2,048)		(2,029)
Foreign exchange gains (losses)		8,217		(2,518)
Income tax expense		(419)		(1,718)
Net income (loss) available to Third Point Re common shareholders		$(183,637)		$132,915
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	60.0%		62.1%
Acquisition cost ratio	33.7%		37.6%
Composite ratio	93.7%		99.7%
General and administrative expense ratio	3.3%		4.1%
Combined ratio	97.0%		103.8%

(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
NON-GAAP MEASURES AND RECONCILIATIONS & KEY PERFORMANCE INDICATORS
Non-GAAP Measures
Basic Book Value per Share and Diluted Book Value per Share
Basic book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing shareholders’ equity attributable to Third Point Re common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Diluted book value per share, as presented, is a non-GAAP financial measure and is calculated using the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in basic book value per share is calculated by taking the difference in basic book value per share for the periods presented divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the difference in diluted book value per share for the periods presented divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.

	March 31, 2020	December 31, 2019
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Shareholders’ equity attributable to Third Point Re common shareholders	$1,231,701	$1,414,074
Basic and diluted book value per share denominator:
Common shares outstanding	94,881,229	94,225,498
Unvested restricted shares	(2,315,172)	(2,231,296)
Basic book value per share denominator:	92,566,057	91,994,202
Effect of dilutive warrants issued to founders and an advisor (1)	—	172,756
Effect of dilutive stock options issued to directors and employees (1)	—	225,666
Effect of dilutive restricted shares issued to directors and employees	1,815,741	1,654,803
Diluted book value per share denominator	94,381,798	94,047,427

Basic book value per share	$13.31	$15.37
Diluted book value per share	$13.05	$15.04

(1)	As of March 31, 2020, there was no dilution as a result of the Company’s share price being under the lowest exercise price for warrants and options.
Return on Beginning Shareholders’ Equity Attributable to Third Point Re Common Shareholders
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders, as presented, is a non-GAAP financial measure. Return on beginning shareholders’ equity attributable to Third Point Re common shareholders is calculated by dividing net income (loss) available to Third Point Re common shareholders by the beginning shareholders’ equity attributable to Third Point Re common shareholders. We believe that return on beginning shareholders’ equity attributable to Third Point Re common shareholders is an important measure because it assists our management and investors in evaluating the Company’s profitability. When we repurchase our common shares, we also adjust the beginning shareholders’ equity attributable to Third Point Re common shareholders for the impact of the shares repurchased on a weighted average basis. For a period where there was a loss, this adjustment decreased the stated returns on beginning shareholders’ equity and for a period where there was a gain, this adjustment increased the stated returns on beginning shareholders’ equity.

	2020	2019
	($ in thousands)
Net income (loss) available to Third Point Re common shareholders	$(183,637)	$132,915
Shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	1,414,074	1,204,574
Impact of weighting related to shareholders’ equity from shares repurchased	—	—
Adjusted shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	$1,414,074	$1,204,574
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders	(13.0)%	11.0%
Key Performance Indicator
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our net investments managed by Third Point LLC, net of fees. The net investment return on net investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our net investment assets managed by Third Point LLC. The net investment return reflects the combined results of our investments in TP Fund, collateral assets and certain other investment assets managed by Third Point LLC. Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.